Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - June 2010

Series Deal Size Expected Maturity		2003-4 $725MM 10/15/2013
Yield *		18.23%
Less:	Coupon	0.71%
	Servicing Fee	1.50%
	Net Credit Losses	8.32%
Excess Spread :
	June-10	7.70%
	May-10	5.97%
	April-10	6.79%
Three Month Average Excess Spread		6.82%

Delinquency:
	30 to 59 Days	1.04%
	60 to 89 Days	0.84%
	90+ Days	2.42%
	Total	4.30%
Principal Payment Rate		19.12%

*	Beginning with the February 2010 Monthly Period, yields reflect an increase in finance charge collections due to a change in the allocation of payments as a result of the implementation of the Credit CARD Act of 2009.